EXHIBIT 10.17

NON-COMPETITION AND RIGHT OF FIRST REFUSAL AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered as of the              day of             , 2004 by and among EHP Operating Partnership, L.P., a Maryland limited partnership (the “Partnership”), Eagle Hospitality Properties Trust, Inc., a Maryland corporation (the “Company” or the “REIT”), Commonwealth Hotels, Inc., a Kentucky corporation (“Commonwealth”), William P. Butler and Daniel T. Fay.

WHEREAS, the REIT proposes to undertake an underwritten initial public offering of shares of its common stock, par value $0.01 per share (the “Offering”); and

WHEREAS, the REIT will serve as general partner of the Partnership and will own a majority interest in the Partnership; and

WHEREAS, prior to the date hereof, the Commonwealth Parties (as defined herein) have been actively engaged in various aspects of the acquisition, development, renovation, management or operation of hotel properties in a number of different industry segments and classifications, including, without limitation, the hotel properties that the Company (as defined herein) intends to acquire in connection with the Offering; and

WHEREAS, it is anticipated that the REIT will undertake to acquire, invest in and purchase hotel properties that meet the REIT’s investment criteria; and

WHEREAS, the Commonwealth Parties desire to (i) grant the Company an exclusive right of first refusal for all future investment, acquisition and certain development opportunities involving First-Class Hotels (as defined herein) that are identified by any of the Commonwealth Parties and (ii) agree not to manage First-Class Hotels that compete with hotels owned by the Company or in which the Company has an investment; and

WHEREAS, Commonwealth agrees not to develop any First-Class Hotels during the term of this Agreement; and

WHEREAS, the Company desires to grant Commonwealth an exclusive right of first refusal to manage all hotels that the Company acquires in the future, unless (a) the acquisition opportunity was not known to the Company and has been brought to the Company by another management company that has been pre-qualified as to its management capabilities by the Company or (b) a majority of the REIT’s Independent Directors decides in good faith for valid business reasons to use another management company.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties provided for in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term

Unless terminated pursuant to Section 8 hereof, the term of this Agreement is ten years from the date first written above.

2. Acquisition Exclusivity Rights of the Company.

(a) During the term of this Agreement, each of the Commonwealth Parties agrees to notify the Company, on an exclusive basis, of any opportunity to invest in or acquire a First-Class Hotel identified by, or made known to, such Commonwealth Party, whether in fee or leasehold, and whether in whole or in part (hereinafter referred to as an “Acquisition Property”). In addition to such notification, the offering Commonwealth Party shall provide to the Company such information, materials and documents reasonably available to the offering Commonwealth Party with respect to such Acquisition Property or opportunity, subject to the requirements of any confidentiality agreements with third parties. Notwithstanding the foregoing, the offering Commonwealth Party will either (i) refer the opportunity directly to the Company prior to execution of a confidentiality agreement or (ii) negotiate any confidentiality agreement so as to permit disclosure of the opportunity, and all information, materials and documents with respect thereto, to the Company.

(b) The Company shall notify the offering Commonwealth Party, within 10 business days following the Company’s receipt from the offering Commonwealth Party of the information with respect to an Acquisition Property as described in Section 2(a), whether the Company intends to pursue such opportunity. If the Company notifies the offering Commonwealth Party that the Company intends to pursue such opportunity, the offering Commonwealth Party shall not provide any information regarding an Acquisition Property to any third party until otherwise notified in writing by a duly authorized representative of the Company and shall not directly or indirectly pursue an Acquisition Property on its own behalf. If the Company (i) notifies the offering Commonwealth Party that the Company does not intend to pursue the opportunity or (ii) fails to notify the offering Commonwealth Party by the end of the 10 business day period that the Company intends to pursue the opportunity, then, in either event, so long as the Acquisition Property is not located within a Competitive Set (as hereinafter defined), the offering Commonwealth Party may pursue the opportunity on its own behalf; provided, however, that, if the offering Commonwealth Party subsequently becomes aware that the price or other terms with respect to the Acquisition Property previously presented to the Company have changed materially, the offering Commonwealth Party will notify the Company of any such change in price or terms with respect to such opportunity in accordance with the provisions of this Section 2 and the Company shall notify the offering Commonwealth Party, within 10 business days following the Company’s receipt from the offering Commonwealth Party of such modified information, whether the Company intends to pursue such modified or additional opportunity. If the Acquisition Property is within a Competitive Set, none of the Commonwealth Parties may pursue an investment or acquisition opportunity in the Acquisition Property, despite the Company’s decision not to pursue such opportunity on its own behalf, unless this restriction is waived by a majority vote of the Independent Directors.

(c) If the Company accepts the opportunity to invest in or acquire an Acquisition Property from an offering Commonwealth Party, in addition to paying the purchase price to the seller of the Acquisition Property, the Company will reimburse the offering Commonwealth Party for its out-of-pocket and third-party expenses actually incurred in connection with such Acquisition Property, including any earnest money deposits, upon submission to the Company of an accounting of the expenses set forth in reasonable detail, and reimbursement of overhead, reasonable market rate brokerage fees where appropriate or other similar fees payable to the Commonwealth Party; provided, however, that such the payment of such expenses is approved by a majority of the Independent Directors.

(d) Notwithstanding anything in this Section 2 to the contrary, nothing herein shall restrict or prevent any Commonwealth Party or an entity it controls from investing in or acquiring any First-Class Hotel when such investment or acquisition is in conjunction with such Commonwealth Party obtaining a management agreement for that First-Class Hotel, provided that such First-Class Hotel is not within a Competitive Set.

3. Development Exclusivity Rights of the Company. Neither the Company nor Commonwealth shall directly develop hotels during the term of this Agreement.

(a) During the term of this Agreement, each of the Commonwealth Parties agrees to notify the Company, on an exclusive basis, of any opportunity to develop a First-Class Hotel identified by, or made known to, such Commonwealth Party, whether in fee or leasehold, and whether in whole or in part (hereinafter referred to as a “Development Property”). In addition to such notification, the offering Commonwealth Party shall provide to the Company all information, materials and documents reasonably available to the offering Commonwealth Party with respect to such Development Property or opportunity, subject to the requirements of any confidentiality agreements with third parties. Notwithstanding the foregoing, the offering Commonwealth Party will either (i) refer the opportunity directly to the Company prior to execution of a confidentiality agreement or (ii) negotiate any confidentiality agreement so as to permit disclosure of the opportunity, and all information, materials and documents with respect thereto, to the Company.

(b) The Company shall notify the offering Commonwealth Party, within 10 business days following the Company’s receipt from the offering Commonwealth Party of the information with respect to a development opportunity as described in Section 3(a), whether the Company intends to pursue the development of such opportunity. If the Company notifies the offering Commonwealth Party that the Company intends to pursue the development of such opportunity, the offering Commonwealth Party shall not provide any information regarding such opportunity to any third party until otherwise notified in writing by a duly authorized representative of the Company and shall not directly or indirectly pursue such opportunity on its own behalf unless the Company thereafter notifies the offering Commonwealth Party that it no longer intends to pursue or cause the development of such opportunity. If the Company (i) notifies the offering Commonwealth Party that the Company does not intend to pursue the development of the opportunity or (ii) fails to notify the offering Commonwealth Party by the end of the 10 business day period that the Company intends to pursue the development of the opportunity, then, in either event, so long as the Development Property is not located within a Competitive Set, the offering Commonwealth Party may pursue the opportunity directly or indirectly on its own behalf; provided, however, that the offering Commonwealth Party shall grant an exclusive right of first refusal to the Company to acquire the Development Property after its completion and commencement of operations, and prior to being sold to any other party, pursuant to the procedure set forth in Section 2 hereof. If the Development Property is within a Competitive Set, the Commonwealth Parties may not pursue the development of the Development Property, despite the Company’s decision not to pursue such opportunity on its own behalf, unless this restriction is waived by a majority vote of the Independent Directors.

(c) If the Company accepts the opportunity to develop a Development Property from an offering Commonwealth Party, the Commonwealth Parties shall offer same to the Company for acquisition under one or more methods of transaction including: turnkey, or open book, cost plus fee arrangements. The Company shall have the right to elect the method and type of the transaction. In addition to paying the purchase price to the seller of the Development Property, the Company will reimburse the offering Commonwealth Party for its out-of-pocket and third-party expenses actually incurred in connection with such Development Property, including any earnest money deposits, upon submission to the Company of an accounting of the expenses set forth in reasonable detail. In all such cases, the Commonwealth Parties and/or its affiliated service organizations shall be entitled to receive compensation at reasonable fair market values and fees together with overhead, market rate development and construction management fees, reasonable market rate brokerage fees where appropriate; provided, however, that such the payment of such expenses is approved by a majority of the Independent Directors.

(d) Notwithstanding anything in this Section 3 to the contrary, nothing herein shall restrict or prevent any Commonwealth Party from investing in or developing any First-Class Hotel when such investment or development is in conjunction with an affiliate of a Commonwealth Party obtaining a management agreement for that First-Class Hotel, provided that such First-Class Hotel is not within a Competitive Set.

4. Non-Competition within Competitive Set

Each of the Commonwealth Parties agrees not to manage any First-Class Hotel in a Competitive Set, unless waived by a majority vote of the Independent Directors. The foregoing shall not apply to management contracts in existence prior to the Company owning a hotel in a Competitive Set.

5. Management Agreements.

(a) The Company agrees to grant Commonwealth a right of first refusal, on the terms and conditions set forth in this Section 5(a), to manage all First-Class Hotels that the Company acquires during the term of this Agreement. Not less than 30 days prior to the Company’s acquisition of a First-Class Hotel or the completion and opening of a First-Class Hotel, the Company will notify Commonwealth of the same and will make available to Commonwealth all information reasonably available to the Company with respect to such First-Class Hotel. Commonwealth shall have 10 business days from receipt of such notice from the Company to notify the Company in writing that Commonwealth elects to manage, or cause one of its subsidiaries to manage, the First-Class Hotel pursuant to a management agreement that is no less favorable to the Company than the terms and conditions set forth in the form attached hereto as Annex A, together with any such other material modifications as agreed to by a majority of the Independent Directors. If Commonwealth (i) notifies the Company that Commonwealth or a subsidiary of Commonwealth does not intend to manage such First-Class Hotel or (ii) fails by the end of the 10 business day period to notify the Company of its election to manage the First-Class Hotel, then, in either event, the Company may offer management of such First-Class Hotel to other hotel management companies on such terms as the Company shall determine and Commonwealth shall have no further rights with respect thereto.

(b) Notwithstanding the provisions of Section 5(a), Commonwealth shall not have the right to manage any such First-Class Hotels acquired by the Company during the term of this Agreement if:

(i) the acquisition opportunity was not known to the Company and has been brought to the Company by another management company that has been pre-qualified by the Company; or

(ii) a majority of the Independent Directors in good faith decides for valid business reasons to use another management company.

6. Events of Default.

The following shall constitute events of default under this Agreement (each an “Event of Default”):

(a) The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Commonwealth, the REIT or the Partnership; provided, however, that a non-defaulting party shall have provided written notice to the defaulting party and such filing shall not have been withdrawn with prejudice within 10 days after receipt of such notice;

(b) The consent to any involuntary petition in bankruptcy or the failure to vacate, within 90 days from the date of entry thereof, any order approving an involuntary petition by Commonwealth, the REIT or the Partnership;

(c) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating any of Commonwealth, the REIT or the Partnership as bankrupt or insolvent, or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party’s assets, and such order, judgment or decree continues unstayed and in effect for any period of 90 days or more;

(d) The appointment of a receiver for all or any substantial portion of the property of Commonwealth, the REIT or the Partnership;

(e) The Company fails to reimburse any offering Commonwealth Party pursuant to Section 2(c) or Section 3(c) hereof; provided, however, that such offering Commonwealth Party shall have provided written notice to the Company of such failure and such failure continues for a period of 30 days after receipt of such notice, or up to a maximum of 120 days after receipt of such notice if the performance of such covenant, undertaking, obligation or condition is being contested in good faith;

(f) The failure by a party hereto to perform, keep or fulfill any of the covenants, undertakings, obligations or conditions set forth in this Agreement; provided, however, that a non-defaulting party shall have provided written notice to the defaulting party of such failure and such failure continues for a period of 30 days after receipt of such notice, or up to a maximum of 120 days after receipt of such notice if the performance of such covenant, undertaking, obligation or condition is being contested in good faith; and

(g) Any of the offering Commonwealth Parties defaults under the terms of any document evidencing the acquisition or development opportunity described in Section 2(a) or Section 3(a) hereof and accepted by the Company; provided, however, that the Company shall have provided written notice to any such offering Commonwealth Party of such default and the offering Commonwealth Party shall not have cured such default within any cure period provided to the offering Commonwealth Party under such document.

If an Event of Default occurs, the non-defaulting party may terminate this Agreement pursuant to Section 7 hereof and pursue any and all rights and remedies available, at law or in equity, to the non-defaulting party under applicable law.

7. Termination

This Agreement may be terminated:

(a) by the Company upon written notice after both the occurrence of an Event of Default by any of the Commonwealth Parties and the lapse of any applicable opportunity to cure, but only if the Company is not then in default;

(b) by any of the Commonwealth Parties upon written notice after both the occurrence of an Event of Default by the Company and the lapse of any applicable opportunity to cure, but only if such terminating party is not then in default;

(c) by the Company, if the Company experiences a change in control (as such term is used in the management agreement) or sells hotels and, to the extent permitted by the management agreements, terminates all of the management agreements between the Company and Commonwealth, provided that the Company has paid all required termination fees related to such termination of the management agreements set forth therein;

(d) by the Company, if there has been a termination of all of the management agreements between the Company and Commonwealth due to a default by Commonwealth (but after the lapse of any applicable notice opportunity to cure) under such management agreements;

(e) by Mr. Butler, at such time as either Mr. Butler or a designee of Corporex Companies, Inc. (“Corporex”) is not a member of the REIT’s board of directors, provided that termination pursuant to this provision will only terminate this Agreement with respect to Mr. Butler;

(f) by Mr. Fay, at such time as Mr. Fay is no longer employed by Commonwealth Hotels, Inc., Corporex, Mr. Butler or any of their Affiliates and no longer owns an equity interest in Commonwealth Hotels, Inc., provided that termination pursuant to this provision will only terminate this Agreement with respect to Mr. Fay; or

(g) by the Commonwealth Parties, at such time as Commonwealth no longer manages at least eight (8) hotels owned by the Company; or

(h) at such time as Commonwealth no longer manages any hotels owned by the Company.

In the event of the termination of this Agreement pursuant to this Section 8, this Agreement shall become null and void, except that no such termination shall relieve any breaching party from liability resulting from any breach by that party of this Agreement.

9. Miscellaneous.

(a) Definitions.

(i) “Affiliate” of a Person means (A) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (B) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (C) any other Person for which a Person described in clause (B) acts in any such capacity.

(ii) “Commonwealth Parties” means, collectively, Commonwealth, Mr. Butler, Mr. Fay and each of their respective Affiliates and “Commonwealth Party” means the one that applies in the circumstance.

(iii) “Company” means, collectively, the REIT, the Operating Partnership and their respective subsidiaries.

(iv) “Competitive Set” means (A) a hotel or hotel development opportunity that is located within the same Geographic Competitive Set as a hotel owned by the Company or in which the Company has an investment, (B) a hotel or hotel development opportunity that is within five miles of a suburban hotel owned by the Company or in which the Company has an investment or (C) any hotel or hotel development opportunity within one mile of a central business district in which the Company owns a hotel or has an investment in a hotel.

(v) “First-Class Hotel” means full-service hotels and full service all-suites hotels located in the United States of America that provide food and beverage service and meeting and banquet space and that are included in the upper upscale chain scale, as classified by Smith Travel Research.

(vi) “Geographic Competitive Set” means a group of five or more properties selected in good faith by the Company; provided, that, if any Commonwealth Party contests such selection in good faith, then any such disagreement shall be resolved by a non-appealable determination by one of the following: Smith Travel Research, Hospitality Valuation Services or Lodging Econometrics, as selected by the Independent Directors.

(vii) “Independent Directors” means directors of the REIT who, at the time, are “independent” in accordance with the rules promulgated from time to time by the New York Stock Exchange for companies listed on the New York Stock Exchange.

(viii) “Person” mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

(b) Complete Agreement; Construction. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the State of Kentucky without regard to the principles of conflicts of laws thereof.

(d) Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause (ii)), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

To the Company:

Eagle Hospitality Properties Trust, Inc.

Attention: President and Chief Executive Officer

100 E. RiverCenter Blvd.

Suite 480

Covington, KY 41011

To Commonwealth Hotels (and its Affiliates):

Commonwealth Hotels, Inc.

Attention: President and Chief Executive Officer

c/o Corporex Companies, Inc.

100 E. RiverCenter Blvd.

Suite 1100

Covington, KY 41011

Mr. William P. Butler

c/o Corporex Companies, Inc.

100 E. RiverCenter Blvd.

Suite 1100

Covington, KY 41011

Mr. Daniel T. Fay

c/o Commonwealth Hotels, Inc.

50 E. RiverCenter Blvd.

Suite 600

Covington, KY 41011

(e) Amendment and Waiver. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Directors of the REIT. No provision hereof may be waived except by a writing signed by the party against whom any such waiver is sought. The waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

(f) Successors and Assigns. None of the Commonwealth Parties may assign this Agreement without the prior written consent of the REIT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(g) No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

(h) Titles and Headings. Titles and headings to sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(i) Maximum Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

(j) Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

(k) Time of the Essence. Time is of the essence of this Agreement.

(l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall be deemed one and the same Agreement.

(m) Severability. If any provision of this Agreement is held unenforceable, this Agreement shall be construed without such provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

EHP OPERATING PARTNERSHIP, L.P.

By:	Eagle Hospitality Properties Trust, Inc., its sole general partner

By:
J. William Blackham President and Chief Executive Officer

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:
J. William Blackham President and Chief Executive Officer

COMMONWEALTH HOTELS, INC.

By:
Daniel T. Fay President and Chief Executive Officer

William P. Butler

Daniel T. Fay

Annex A

Form of Management Agreement